Exhibit 99.1

Einstein Noah Restaurant Group Reports Second Quarter 2010 Financial Results

Redeemed $6.0 Million of Series Z Preferred Stock

Net cash provided by operating activities increased 58% to $8.7 million for the quarter

LAKEWOOD, Colo.--(BUSINESS WIRE)--August 5, 2010--Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah's New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the second quarter ended June 29, 2010.

Selected Highlights for the Second Quarter 2010 Compared to the Second Quarter 2009:

  Total revenues of $103.5 million compared to $104.4 million.
  Total gross margin of 20.0% in line with the second quarter of 2009.
  Adjusted EBITDA of $11.7 million compared to $11.9 million. (*)
  Free cash flow for the second quarter increased by $2.7 million to $4.7 million. (*)
  Redeemed $6.0 million in Series Z Preferred Stock in the second quarter.

Jeff O’Neill, Chief Executive Officer and President of Einstein Noah, stated “Despite intensifying competition in the breakfast daypart, we invested in temporary price incentives in an effort to build traffic. Similar to prior quarters, we focused on various marketing initiatives, and promotional activity to expand our customer base through the launch of healthy innovation, fresh baked goodness and a strong line-up of new products. In addition, we continued to successfully execute on our cost control strategies at both the store-level and in our manufacturing business. This focus on driving traffic and, top-line momentum in a disciplined cost environment, is a key tenet of our strategy, and is intended to deliver consistent and reliable earnings growth over the long run”.

O’Neill continued, “As part of our ‘asset-light’ business strategy, we intend to maximize shareholder value through significant cash flow generation, and are therefore particularly pleased to have increased our free cash flow by $2.7 million compared to the year-ago quarter. We are also strengthening our capital structure by meeting or exceeding all of our financial obligations, including the disciplined redemption of Series Z Preferred Stock. Finally, we are focused on unit expansion with our ‘franchise first’ model, and we look forward to surpassing 700+ stores across the portfolio this year.”

Second Quarter 2010 Financial Results

For the second quarter ended June 29, 2010, system-wide comparable store sales were down 1.1%, reflecting an investment in average check relative to prior year. Total revenues fell slightly to $103.5 million compared to $104.4 million in the second quarter of 2009. Company-owned restaurant sales similarly decreased modestly to $94.2 million from $95.1 million, although the Company benefitted from a net increase of six additional company-owned restaurants since June 30, 2009. Company-owned comparable store sales were negative 2.2%.

As a percentage of company-owned restaurant sales, cost of goods sold were 28.5% favorable by 50 basis points, labor costs were 29.1% favorable by 130 basis points, while other operating costs were even in the second quarter of 2010 compared to last year. The Company continued to invest in marketing initiatives and coupon-related discounts to build traffic and drive awareness of its brands during a period of heavy competitive discounting.

Total gross margin of 20.0% remained flat to the second quarter of 2009. Company-owned restaurant gross profit was $17.4 million, or 18.5% of restaurant sales in the second quarter of 2010, compared to $18.2 million, or 19.2% of restaurant sales, in the second quarter of 2009.

New Units and Development

Restaurant openings during the second quarter of 2010 consisted of nine Einstein Bros. units, including one company-owned restaurant, four franchise restaurants, and four license restaurants. One company-owned restaurant and two license restaurants were also closed during the period.

In the trailing twelve months, the Company has benefitted from a net increase of eleven additional franchise restaurants and twenty-one license restaurants since June 29, 2009. The effect of the new locations helped increase franchise and license related revenues by 17.0% to $2.0 million in the second quarter of 2010 from $1.7 million in the second quarter of 2009.

Other Operating Items

Manufacturing and commissary gross profit grew 25.3% to $1.2 million, compared to $1.0 million in the second quarter of 2009. The substantial improvement in gross profit, despite the lower revenue base, was attributed to lower raw ingredient costs, primarily wheat, as well as production and labor efficiencies at the Company’s bagel commissary facilities.

Adjusted EBITDA decreased to $11.7 million in the second quarter of 2010, compared to $11.9 million in the second quarter of 2009.

Adjusted net income slightly decreased to $3.1 million, or $0.19 in adjusted dilutive EPS, in the second quarter of 2010, compared to $4.0 million, or $0.24 in adjusted dilutive EPS, in the second quarter of 2009.

As of June 30, 2010, $14.0 million of the Series Z Preferred stock and accrued additional redemption amount held by Halpern Denny III, L.P. was outstanding, and the Company intends to redeem all remaining outstanding shares, inclusive of the accrued additional redemption price, on or before June 30, 2011, subject to Halpern Denny’s right to exchange Series Z shares for shares of our common stock. A total of $6.0 million was redeemed by the Company during the second quarter.

* A reconciliation of non-GAAP measures (Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share) to GAAP measures presented can be found in the accompanying tables below. Free cash flow is defined as net cash provided by operating activities less net cash used in investing activities.

2010 Outlook

The Company anticipates the opening of 10-12 new company-owned restaurants, 12-17 new franchise restaurants, and 35-45 license restaurants.

The Company currently has 19 signed development agreements for Einstein Bros. Bagels franchises, and coupled with the efforts to sign additional development agreements in 2010 is expected to yield an ending pipeline of 90-100 additional franchise locations.

As of June 30, 2010, the Company has secured contract pricing on approximately 60% of all major agricultural commodities for the remainder of 2010, which should result in favorable prices compared to 2009, along with an opportunity to benefit from further reductions in the market.

The Company estimates a 2010 annual tax rate of 42.6%, excluding the impact of the March 17, 2010 amendment of the Series Z. Most of the recorded tax expense represents the benefit realized from the Company’s NOL carryforwards and the Company will continue to only pay minimal cash-taxes for the next several years.

Conference Call Today

The Company will host a conference call to discuss second quarter 2010 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Hosting the call will be Jeff O’Neill, president and chief executive officer and Manny Hilario, chief financial officer.

The dial-in numbers for the conference call are 877-407-0784 for domestic toll-free calls and 201-689-8560 for international. The conference ID is 353917. A telephone replay will be available through August 12, 2010, and may be accessed by dialing 877-660-6853 for domestic toll-free calls or 201-612-7415 for international. Participants must enter account 3055 and conference ID 353917.

The conference call will also be webcast live from Einstein Noah’s website at www.einsteinnoah.com

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group is a leading company in the quick casual restaurant industry that operates locations primarily under the Einstein Bros. ® Bagels and Noah's New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The company's retail system consists of 697 restaurants, including 267 franchise and license locations, in 38 states plus the District of Columbia. It also operates a dough production facility. The company's stock is traded under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release, including statements under the heading “2010 Outlook”, constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "plan to," "is designed to," “look forward," “expects," “prospects,” "intend," "indications," "expect," "should," "would," "believe," “target”, "trend", “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors include but are not limited to (i) the results for the 2010 quarter and period over period revenue and other financial results, comparable store sales and margin performance are not necessarily indicative of future results, and our expectations for full year 2010 results are subject to shifting consumer preferences, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions and our long-term growth are dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and contain costs are dependent upon successfully executing plans for productivity improvements, labor efficiencies and food cost management; (iv) the ability to develop and open new company-owned, license and franchise restaurants and upgrade company-owned restaurants is dependent upon the availability of capital, securing acceptable financing and lease terms for desired locations, as well as the availability of contractors and materials, and securing necessary permits and licenses; (v) our ability to expand our development pipeline and ultimately expand our royalty stream is dependent upon the factors listed in (vi), above, and our ability to attract franchisees and licensees and negotiate favorable agreements; (vii) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop yield and production, the market, economic conditions, including market and inflationary pressures; (viii) our ability to build brand equity and create long-term value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company's SEC filings.

EINSTEIN NOAH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share and related share information)
(unaudited)

	13 weeks ended		Increase/	26 weeks ended		Increase/
	(dollars in thousands)		(Decrease)	(dollars in thousands)		(Decrease)
	June 30,	June 29,	2010	June 30,	June 29,	2010
	2009	2010	vs. 2009	2009	2010	vs. 2009
Revenues:
Company-owned restaurant sales	$95,052	$94,237	(0.9%)	$185,506	$184,928	(0.3%)
Manufacturing and commissary revenues	7,613	7,256	(4.7%)	15,740	15,227	(3.3%)
Franchise and license related revenues	1,693	1,980	17.0%	3,535	4,130	16.8%
Total revenues	104,358	103,473	(0.8%)	204,781	204,285	(0.2%)

Cost of sales:
Company-owned restaurant costs
Cost of goods sold	27,604	26,843	(2.8%)	55,023	52,549	(4.5%)
Labor costs	28,930	27,423	(5.2%)	57,575	55,203	(4.1%)
Other operating costs	9,413	9,456	0.5%	18,987	18,453	(2.8%)
Rent and related, and marketing costs	10,897	13,038	19.6%	22,256	25,922	16.5%
Total company-owned restaurant costs	76,844	76,760	(0.1%)	153,841	152,127	(1.1%)

Manufacturing and commissary costs	6,635	6,031	(9.1%)	13,632	12,661	(7.1%)
Total cost of sales	83,479	82,791	(0.8%)	167,473	164,788	(1.6%)

Gross profit:
Company-owned restaurant	18,208	17,477	(4.0%)	31,665	32,801	3.6%
Manufacturing and commissary	978	1,225	25.3%	2,108	2,566	21.7%
Franchise and license	1,693	1,980	17.0%	3,535	4,130	16.8%
Total gross profit	20,879	20,682	(0.9%)	37,308	39,497	5.9%

Operating expenses:
General and administrative expenses	8,993	8,985	(0.1%)	18,273	19,057	4.3%
Depreciation and amortization	4,106	4,480	9.1%	8,139	8,746	7.5%
Other operating expenses	(235)	51	**	(236)	70	**
Income from operations	8,015	7,166	(10.6%)	11,132	11,624	4.4%

Interest expense, net	1,156	1,435	24.1%	2,346	3,186	35.8%
Adjustment for Series Z modification	-	-	**	-	929	**
Income before income taxes	6,859	5,731	(16.4%)	8,786	7,509	(14.5%)
Provision for income taxes	393	2,483	531.8%	470	3,641	674.7%
Net income	$6,466	$3,248	(49.8%)	$8,316	$3,868	(53.5%)

Net income	$6,466	$3,248	(49.8%)	$8,316	$3,868	(53.5%)
Less: Additional redemption on mezzanine equity	-	(191)	**	-	(241)	**
Add: Accretion of premium on Series Z preferred stock	-	499	**	-	499	**
Net income available to common stockholders	$6,466	$3,556	(45.0%)	$8,316	$4,126	(50.4%)

EINSTEIN NOAH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
PERCENTAGE RELATIONSHIP TO TOTAL REVENUES
(unaudited)

	13 weeks ended		26 weeks ended
	(percent of total revenue)		(percent of total revenue)
	June 30,	June 29,	June 30,	June 29,
	2009	2010	2009	2010
Revenues:
Company-owned restaurant sales	91.1%	91.1%	90.6%	90.5%
Manufacturing and commissary revenues	7.3%	7.0%	7.7%	7.5%
Franchise and license related revenues	1.6%	1.9%	1.7%	2.0%
Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of sales:
Company-owned restaurant costs (1)
Cost of goods sold	29.0%	28.5%	29.7%	28.4%
Labor costs	30.4%	29.1%	31.0%	29.9%
Other operating costs	9.9%	10.0%	10.2%	10.0%
Rent and related, and marketing costs	11.5%	13.8%	12.0%	14.0%
Total company-owned restaurant costs	80.8%	81.5%	82.9%	82.3%

Manufacturing and commissary costs (2)	87.2%	83.1%	86.6%	83.1%
Total cost of sales	80.0%	80.0%	81.8%	80.7%

Gross margin:
Company-owned restaurant (1)	19.2%	18.5%	17.1%	17.7%
Manufacturing and commissary (2)	12.8%	16.9%	13.4%	16.9%
Franchise and license	100.0%	100.0%	100.0%	100.0%
Total gross margin	20.0%	20.0%	18.2%	19.3%

Operating expenses:
General and administrative expenses	8.6%	8.7%	8.9%	9.3%
Depreciation and amortization	3.9%	4.3%	4.0%	4.3%
Other operating expenses (income)	(0.2%)	0.0%	(0.1%)	0.0%
Income from operations	7.7%	6.9%	5.4%	5.7%

Interest expense, net	1.1%	1.4%	0.0%	0.5%
Adjustment for Series Z modification	0.0%	0.0%	0.0%	0.5%
Income before income taxes	6.6%	5.5%	4.3%	3.7%
Provision for income taxes	0.4%	2.4%	0.2%	1.8%
Net income	6.2%	3.1%	4.1%	1.9%

Net income	6.2%	3.1%	8.0%	3.7%
Less: Additional redemption on mezzanine equity	0.0%	(0.2%)	0.0%	(0.2%)
Add: Accretion of premium on Series Z preferred stock	0.0%	0.5%	0.0%	0.5%
Net income available to common stockholders	6.2%	3.4%	8.0%	4.0%

(1) As a percentage of company-owned restaurant sales
(2) As a percentage of manufacturing and commissary revenues
* not applicable
** not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.
SELECTED FINANCIAL INFORMATION
(in thousands)
(Unaudited)

Selected Consolidated Balance Sheet Information:	December 29, 2009	June 29, 2010
Cash and cash equivalents, end of period	$9,885	$9,363
Property, plant and equipment, net	58,682	58,071
Total assets	211,221	205,367
Total debt	79,787	86,003
Total liabilities	148,935	129,203
Series Z Preferred Stock	32,194	13,975

	26 weeks ended
Selected Consolidated Cash Flow Information:	June 30, 2009	June 29, 2010
Net cash provided by operating activities	$13,997	$20,859
Net cash used in investing activities	(7,173)	(8,509)
Net cash used in financing activities	(27,825)	(12,872)
Free cash flow (cash provided by operating activities less cash used in investing activities)	6,824	12,350

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this filing, the Company has provided certain non-GAAP financial information, including earnings before interest, taxes, depreciation, amortization, and other operating expenses (“adjusted EBITDA”), net income adjusted for changes in our tax valuation allowance and all adjustments related to the Series Z modification (“adjusted net income”), and earnings per share adjusted for changes in our tax valuation allowance and loss on debt modification (“adjusted EPS”). Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company’s Board of Directors uses this non-GAAP financial information to evaluate the performance of the Company and the management team. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measure in context.

EINSTEIN NOAH RESTAURANT GROUP, INC.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)

	13 weeks ended		26 weeks ended
	June 30,	June 29,	June 30,	June 29,
	2009	2010	2009	2010
	(in thousands, except earnings per share and related share information)
Net income available to common stockholders	$6,466	$3,556	$8,316	$4,126
Adjustments for:
Less: Change in tax valuation allowance	(2,500)	-	(3,159)	-
Add: Adjustment for Series Z modification	-	-	-	929
Add: Amortization of discount on Series Z preferred stock	-	66	-	66
Less: Accretion of premium on Series Z preferred stock	-	(499)	-	(499)
Adjusted net income	$3,966	$3,123	$5,157	$4,622

Weighted average number of common shares outstanding:
Basic	16,047,305	16,496,118	16,036,620	16,481,595
Diluted	16,412,363	16,813,355	16,295,349	16,788,850

Net income per share available to common stockholders – Basic	$0.40	$0.22	$0.52	$0.25
Adjustments for:
Less: Change in tax valuation allowance	$(0.15)	$-	$(0.20)	$-
Add: Adjustment for Series Z modification	$-	$-	$-	$0.06
Add: Amortization of discount on Series Z preferred stock	$-	$-	$-	$-
Less: Accretion of premium on Series Z preferred stock	$-	$(0.03)	$-	$(0.03)
Adjusted net income per common share – Basic	$0.25	$0.19	$0.32	$0.28

Net income per share available to common stockholders – Diluted	$0.39	$0.21	$0.51	$0.25
Adjustments for:
Less: Change in tax valuation allowance	$(0.15)	$-	$(0.19)	$-
Add: Adjustment for Series Z modification	$-	$-	$-	$0.06
Add: Amortization of discount on Series Z preferred stock	$-	$-	$-	$-
Less: Accretion of premium on Series Z preferred stock	$-	$(0.02)	$-	$(0.03)
Adjusted net income per common share – Diluted	$0.24	$0.19	$0.32	$0.28

	13 weeks ended		26 weeks ended
	June 30,	June 29,	June 30,	June 29,
	2009	2010	2009	2010
	(in thousands)
Net income	$6,466	$3,248	$8,316	$3,868
Adjustments to net income:
Interest expense, net	1,156	1,435	2,346	3,186
Provision for income taxes	393	2,483	470	3,641
Depreciation and amortization	4,106	4,480	8,139	8,746
Adjustment for Series Z modification	-	-	-	929
Other operating expenses	(235)	51	(236)	70
Adjusted EBITDA (Earnings before interest,
taxes, depreciation, amortization and other)	$11,886	$11,697	$19,035	$20,440

CONTACT:
For Einstein Noah Restaurant Group
Investor Relations
Tom Ryan, 203-682-8200
tryan@icrinc.com
or
Raphael Gross, 203-682-8253
rgross@icrinc.com